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                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
                      1994 NONQUALIFIED STOCK OPTION PLAN



   1. Purpose of the Plan. The purpose of the Natural Alternatives International, Inc. 1994 Nonqualified Stock Option Plan is to enable Natural Alternatives International, Inc. to provide an incentive to eligible employees, consultants, officers and directors, whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment qualified personnel for the successful conduct of its business. It is intended that this purpose will be effected through the granting of stock options.

   2. Definitions.  As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or such of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

      (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under applicable securities laws, Delaware corporate law and the Code.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means a Committee appointed by the Board in accordance with Section 5 of the Plan.

      (f) "Common Stock" means the Common Stock of the Company.

      (g) "Company" means Natural Alternatives International, Inc., a Delaware corporation.

      (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

      (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship is not interrupted or terminated by the Company, any parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

      (j) "Director" means a member of the Board.

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      (k) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

      (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers,
Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last mar-ket trading day prior to the day of determination, as reported in such source as the Administrator deems reliable;

         (ii) If the Common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in such source as the Administrator deems reliable;

         (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

      (o) "Nonqualified Stock Option" means the options granted pursuant to this 1994 Nonqualified Stock Option Plan.

      (p) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

      (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (r) "Option" means a stock option granted pursuant to the Plan.

      (s) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

      (t) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

      (u) "Optioned Stock" means the Common Stock subject to an Option.

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      (v) "Optionee" means an Employee or Consultant who holds an outstanding
Option.

      (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(c) of the Code.

      (x) "Plan" means this 1994 Nonqualified Stock Option Plan.

      (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor rule thereto, as in effect when discretion is being exercised with respect to the Plan.

      (z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

      (aa) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Eligibility. Nonqualified Stock Options may be granted to Employees, Consultants and Directors. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option may be granted additional Options.

   4. Stock Subject to the Plan. Subject to the provisions of Section 9 of the Plan, the total number of Shares reserved and available for distribution under the Plan is 500,000 Shares. Subject to Section 9 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option granted hereunder is forfeited or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the shares that were subject to such Option shall again be available for distribution in connection with future Option grants under the Plan; provided, however, that Shares that have actually been issued under the Plan, upon exercise of an Option, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

   5. Administration.

      (a) Composition of Administrator. The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee of the Board of Directors consisting of at least two members, as it shall determine ("Committee").

      (b) Authority. The Committee shall have the full authority and discre-tion to determine, consistent with the provisions of the Plan, the persons to be granted an Option, the times at which Option shall be granted, the number of shares of common stock covered by each Option, the Option price, the method of payment for each Option, the term of each Option, and all other terms and conditions thereof.

      (c) Indemnification. In addition to such other rights of indemnification they may have as Directors or as members of the Committee, members of the Board of Directors and of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessari-ly incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are, or any of them may be, a party by reason of any action taken or failure to act under or in connection with the Plan, or any option (and/or related right) granted there-under, and

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against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in his duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer the Company, in writing, the opportunity at its own expense, to handle and defend the same.

      (d) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      (e) Rules. The Board shall fill all vacancies, however caused, in the Committee. The Board may, from time to time, appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members, either in person or participating by conference telephone at a meeting, or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

   6. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan.

   7. Options.

      (a) Options. The Administrator, in its discretion, may grant Options to eligible participants. Each Option shall be evidenced by a Notice of Grant which shall expressly identify the Options as Nonqualified Stock Options, and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Admini-strator may at any time authorize the Company, with the consent of the res-pective recipients, to issue new Options in exchange for the surrender and cancellation of outstanding Options. Option agreements shall contain the following terms and conditions:

         (i) Exercise Price; Number of Shares. The per Share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator, provided however, that it shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on January 24, 1995 the date the Options were granted by action of the Board of the Company.

             The Notice of Grant shall specify the number of Shares to which it pertains.

         (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant; provided, however, no more than 250,000 shares of the Optioned Stock may be exercised prior to September 24, 1995. Any such period is referred to herein as the "waiting period." At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any.

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         (iii)  Form of Payment.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of:

             (1) cash;

             (2) check;

             (3) promissory note with such terms and conditions as determined by the Board;

             (4) other Shares which (1) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (2) have a Fair Market Value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option shall be exercised;

             (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and any broker approved by the Company, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

             (6) any combination of the foregoing methods of payment; or

             (7) such other consideration and method of payment for the issu-ance of Shares to the extent permitted by Applicable Laws.

         (iv) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         (v) Buy-Out Provisions. The Administrator may at any time offer on behalf of the Company to buy out, for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that buy-out offers made to Insiders may only be payable in cash.

      (b) Method of Exercise.

         (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan.

             An Option may not be exercised for a fraction of a Share.

             An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator and permitted by the Option Agreement consist of any consideration and method of payment allowable under subsection 7(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly

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authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstan-ding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

             Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (ii) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") shall, to the extent practicable, desirable, or as determined by the Administrator, comply with the applicable provisions of Rule 16b-3 and may contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         (iii) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is deter-mined by the Administrator at the time of grant, not to exceed five (5) years from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (iv) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time following the date of termination due to Disability not exceed-ing ten (10) years as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (v) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option by bequest or inheritance may exercise the Option, but only within ten (10) years following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

   8. Non-Transferability of Options and Rights. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

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   9. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
Sale or Change of Control.

      (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

      (c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, immediately follow-ing the merger or sale of assets, the Option confers the right to purchase, for each share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common
Stock in the merger or sale of assets.

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      (d) Change in Control.  In the event of a "Change in Control" of the
Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

         (i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

         (ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control
Price, (reduced by the exercise price, if any, applicable to such Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

      (e) Definition of "Change in Control". For purposes of this Section 9, a "Change in Control" means the happening of any of the following:

         (i) When any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company represen-ting fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

         (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

         (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date the Plan is approved by the directors, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

      (f) Change in Control Price. For purposes of this Section 9, "Change in Control Price" shall be, as determined by the Board, (i) the highest Fair
Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii)

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such lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

   10. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

   11.    Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      (b) Shareholder Approval. The Company may, in the discretion of the Board of Directors, obtain shareholder approval of the Plan, or any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

   12.    Stock Withholding to Satisfy Withholding Tax Obligations.

      (a) Ability to Use Stock to Satisfy Withholding. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 12. When an Optionee incurs tax liability in connection with the award, vesting or exercise of an Option, which tax liability is subject to tax withholding under applicable tax laws (including federal, state and local laws), the Optionee may satisfy the withholding tax obligation (up to an amount calculated by applying such Optionee's maximum marginal tax rate) by electing to have the Company withhold from the Shares to be issued upon award, vesting or exercise of the Option that number of Shares, or by delivering to the Company that number of previously owned Shares, having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered, as the case may be, shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

      (b) Election to Have Stock Withheld. All elections by an Optionee to have Shares withheld or to deliver previously owned Shares pursuant to this
Section 12 shall made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

         (i)    the election must be made on or prior to the applicable Tax
Date;

         (ii) all elections shall be subject to the consent or disapproval of the Administrator; and

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         (iii)  if the Optionee is an Insider, the election may, at the discretion of the Board, comply with the applicable provisions of Rule 16b-3 and may, at the discretion of the Board, be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      (c) Section 83(b) Elections. In the event that (i) an election to have Shares withheld is made by an Optionee, (ii) no election is filed under
Section 83(b) of the Code by such Optionee and (iii) the Tax Date is deferred under Section 83 of the Code, the Optionee shall receive the full number of Shares with respect to which the Option has been awarded, has vested or has been exercised, as the case may be, but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

   13.    Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exer-cise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations Re: Federal Securities Laws. The shares of Common Stock underlying this Option, as of the date hereof, have not been registered under the 34 Act and the Corporation has no plans to register them. The Optionee represents that if this Option is exercised in whole or in part at a time when there is not in effect, under the 34 Act, a registration statement applicable to the shares issuable upon exercise, then the purchase of such shares is expressly conditioned upon the following representations, warranties and covenants:

         (i) Any shares purchased upon exercise of this Option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the 34 Act, or any rule or regulation under the 34 Act. Further, the Optionee either has a pre-existing personal or business relationship with the Corporation or any of its officers, directors or controlling persons, or by reason of Optionee's business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and not compensated by the Corporation, they could reasonably be assumed to have the capacity to protect their own interests in connection with the grant, exercise and sale of the Option Shares.

         (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Corporation such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Corporation.

         (iii) The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of the Option for an indefinite period.

         (iv)   The Optionee understands that:

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             (1) the shares acquired pursuant to the exercise of the Option will not be registered under the 34 Act or under any state securities laws and are "restricted securities" within the meaning of Rule 144 under the 34 Act;

             (2) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the 34 Act;

             (3) in any event, the exemption from registrations under Rule 144 will not be available for at least two (2) years, and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Corporation is then available to the public, and other terms and conditions of Rule 144 are complied with; and

             (4) there is now no registration statement on file with the Securities and Exchange Commission with respect to the 1994 Nonqualified Plan of the Corporation and the Corporation has no obligation or current intention to register any shares acquired pursuant to the exercise of this Option under the 34 Act.

          By making payment upon exercise of this Option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 7.2.

      (c) Legend On Stock Certificates. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this Option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

             The shares of stock represented by this
             certificate have not been registered under the Securities Act of 1933, or under the securities laws of any state, and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, and registration or exemption under state securities laws, or an opinion of counsel satisfactory to the Corporation to the effect that registration under such Act and state securities laws is not required.

   14.    Liability of Company.

      (a) Inability to Obtain Authority. The inability of the Company to ob-tain authority form any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option may be void in the discretion of the Board of Directors, with respect to such

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excess Optioned Stock, unless if required or determined desirable by the
Board, shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with
Section 11(b) of the Plan.

   15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
















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